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                                    EXHIBIT
                                 ITEM 23 (J)(1)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Shareholders and Board of Directors

We consent to the use of our reports dated             1998, on the financial
statements of Davis New York Venture Fund, Inc., incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.



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                                                 /s/ KPMG Peat Marwick LLP